Exhibit 4.16

Agreement on the Termination of the VIE Agreements

This Agreement on the Termination of the VIE Agreements (this “Agreement”) is entered into by and among the following parties in Beijing, China on [Execution Date]:

(1) Party A: Shanghai Qiyue Information & Technology Co., Ltd

Unified Social Credit Code: 91310000MA1K1E3BX9

Address: Room 1109, Lane 800 No. 4, Tongpu Road, Putuo District, Shanghai

(2) Party B: [Name of Shareholder of VIE]

Unified Social Credit Code: [Unified Social Credit Code]

Address: [Address of Shareholder of VIE]

(3) Party C: [Name of VIE]

Unified Social Credit Code: [Unified Social Credit Code]

Address: [Address of VIE]

Party A, Party B and Party C are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)

On September 10, 2018, Party A, Party B and Party C concluded the Exclusive Option Agreement, the Equity Pledge Agreement and the Loan Agreement, Party A and Party C concluded the Exclusive Consultation and Service Agreement, and Party B issued a Power of Attorney to Party A (the aforementioned documents are collectively referred to as the “VIE Agreements”), by virtue of which Party A realizes control over Party C under a VIE structure (“VIE Arrangement”).

(B)	For the purpose of business development, the Parties agree to terminate the VIE Agreements.

THEREFORE, the Parties hereby reach an agreement as follows through mutual consultation:

1.	Termination of VIE Agreements

1.1

The Parties hereby irrevocably agree and acknowledge that the Exclusive Option Agreement, the Equity Pledge Agreement, the Loan Agreement, the Exclusive Consultation and Service Agreement and the Power of Attorney shall terminate immediately and become invalid as of the effective date of this Agreement, and the Parties no longer need to implement relevant arrangements under the VIE Agreements.

1.2

The Parties hereby acknowledge that: (1) After the termination of the VIE Agreements, the part of the VIE Agreements that has been performed will be accepted by the Parties and will no longer to be returned to the original state and no Party will be required to pay compensation to any other Party. The part that has not been performed will no longer to be performed since the termination of the VIE Agreements, and there is no obligation or responsibility that has not been performed or should continue to be performed under the commercial arrangement agreed upon in the VIE Agreements. (2) Each Party hereby fully exempt any other Party from any liability for compensation or breach of contract that it incurs or may incur under the commercial arrangement agreed upon in the VIE Agreements (or any other agreement concluded by the Parties for the VIE Arrangement before the VIE Agreements takes effect) before the termination of the VIE Agreements, and no Party shall file a dispute resolution procedure with any judicial or arbitral institution for any other Party’s breach or non-performance of the obligations or responsibilities under the VIE Agreements. (3) Except for the provisions of confidentiality, all provisions of the VIE Agreements shall become invalid from the date of termination.

1.3	This Agreement shall take effect as of the date first above written.

2.	Representations and warranties

2.1	Each Party hereby, jointly and severally, represents and warrants to the other Parties on the date of this Agreement that:

(1)

It is a subject legally established and validly existing under the applicable laws of its respective place of incorporation. Once signed, this Agreement shall take effect and constitute a legal, valid, binding legal document enforceable against it.

(2)

It has the power and obtained the authorization necessary to execute and perform this Agreement. Its execution and performance of this Agreement will not result in violation of its articles of association or any other document (if applicable), or cause it to violate any agreement, license or other legal document, or give a third party the right to terminate or modify any agreement, license or other legal document, or result in violation of any judgment or order issued or made by any court or government authority.

(3)

Each Party irrevocably and unconditionally waives any and all claims that it made, makes or will made against any Party based on the VIE Agreements, and undertake not to bring any litigation, arbitration and other legal proceedings to the court or any government authority.

3.	Commitment

In order to successfully terminate the rights and obligations under the VIE Agreements, each Party shall execute all necessary or appropriate documents, take all necessary or appropriate actions, and actively cooperate with other Parties, to obtain relevant government approval or/and registration documents (if applicable) and handle relevant termination procedures.

4.	Liability for Breach

If any Party breach this Agreement and makes it impossible to perform all or part of this Agreement, it shall bear the liability for breach and compensate the other Parties for the losses incurred thereby.

5.	Confidentiality

Each Party acknowledges that all oral or written information exchanged by it hereunder is confidential (“Confidential Information”). Each Party shall keep the Confidential Information in strictly confidential, and shall not disclose it to any third party without prior written consent of the other Parties, other than the information: (a) that is already known to the public (other than through unauthorized disclosure by the receiving Party); (b) that is required to be disclosed by applicable laws or the rules or regulations of any stock exchange; or (c) that is required to be disclosed by any Party to its legal or financial advisor for the transactions contemplated hereunder, provided that such legal or financial advisor should also assume the obligations of confidentiality similar to that specified in this Article. If any employee of or any entity engaged by any Party discloses the Confidential Information in violation of this Agreement, that Party shall be held liable as if such disclosure is made by that Party itself. This Article 5 shall remain in force no matter this Agreement is invalid or terminated for any reason.

6.	Governing Law and Dispute Resolution

(1)

The conclusion, validity, interpretation and implementation of this Agreement and the settlement of any disputes arising hereunder shall be governed by the laws of China. For the sole purpose of this Agreement only, “China” shall refer to the People's Republic of China, excluding Hong Kong, Macao and Taiwan.

(2)

Any and all disputes arising out of or in connection with this Agreement (“Disputes”) shall be firstly resolved by the Parties through friendly consultation. The Party raising a Dispute shall notify the other Parties of the Dispute and explain the nature of the Dispute through a dated notice. If the Dispute cannot be resolved through consultation within thirty (30) days after the date of the notice, any Party may submit the Dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its current arbitration rules. The arbitration award shall be final and binding upon all Parties. The claimant and the respondent shall each appoint one arbitrator, and the third arbitrator shall be appointed by the China International Economic and Trade Arbitration Commission.

7.	Miscellaneous

7.1	No Party shall have the right to transfer the rights, interests or obligations hereunder without prior written consent of the other Parties.

7.2	Matters not covered herein can be separately agreed by the Parties by signing a supplementary agreement.

7.3	This Agreement is made in three (3) copies, with each Party holding one (1) copy all of which shall have the same effect.

7.4	The invalidity of any provision of this Agreement shall not affect the validity of other provisions of this Agreement.

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(Signature Page Only)

IN WITNESS WHEREOF, the Parties have caused this Agreement on the Termination of the VIE Agreements to be executed on the date and at the place first above written.

Party A:

Shanghai Qiyue Information & Technology Co., Ltd. (seal)

Company seal: /s/ Shanghai Qiyue Information & Technology Co., Ltd.

Signature:	/s/ LIU Jinli
Authorized Representative:	LIU Jinli

(Signature Page Only)

IN WITNESS WHEREOF, the Parties have caused this Agreement on the Termination of the VIE Agreements to be executed on the date and at the place first above written.

Party B:

[Name of Shareholder of VIE] (seal)

Company seal: /s/ [Name of Shareholder of VIE]

Signature:	/s/ [Name of the Authorized Representative of Shareholder of VIE]
Authorized Representative:	[Name of the Authorized Representative of Shareholder of VIE]

(Signature Page Only)

IN WITNESS WHEREOF, the Parties have caused this Agreement on the Termination of the VIE Agreements to be executed on the date and at the place first above written.

Party C:

[Name of VIE]

Company seal: /s/ [Name of VIE]

Signature:	/s/ [Name of the Authorized Representative of VIE]
Authorized Representative:	[Name of the Authorized Representative of VIE]

Schedule of Material Differences

One or more persons entered into agreement on the termination of the VIE agreements with Shanghai Qiyue Information Technology Co., Ltd. using this form. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE or Its Shareholder	Unified Social Credit Code of VIE or Its Shareholder	Address of VIE or Its Shareholder	Name of the Authorized Representative of VIE or Its Shareholder	Execution Date
1	Shanghai Qibutianxia Information Technology Co., Ltd	91110106796743693W	Floor 2, 3, 21 and 22, Yunling East Road No. 89, Putuo District, Shanghai	LIU Wei	June 1, 2022
2	Shanghai Qiyu Information & Technology Co., Ltd	91310230MAIJXJYF7E	Room 1118, Lane 800 No. 4, Tongpu Road, Putuo District, Shanghai	SUN Mengjie	June 1, 2022
3	Beijing Zhongxin Baoxin Technology Co., Ltd	911101087916221632	No. 1003-17, F/10, Building 1, Xinxin Road No. 28, Haidian District, Beijing	LIU Wei	June 1, 2022
4	Beijing Qicaitianxia Technology Co., Ltd	91110107MA008U1E3A	Room A-2684, F/2, Building 3, Yard 30, Shixing Street, Shijingshan District, Beijing	YIN Hongguang	June 1, 2022
5	Shanghai 360 Financing Guarantee Co., Ltd	91310000MA1FL6JW6P	Room 201, Lane 800 No. 4, Tongpu Road, Putuo District, Shanghai	GUO Shijun	June 1, 2022
6	Fuzhou 360 Financing Guarantee Co., Ltd	91350100MA31UJWL4W	Management Room of Longjiang Ecological Culture Park, Yinxi Street, Fuqing, Fuzhou City, Fujian Province	LIU Xiong	June 1, 2022